UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2013

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51734	37-1516132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2780 Waterfront Pkwy E. Drive

Suite 200

Indianapolis, Indiana 46214

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Common Units Underwriting Agreement

On March 26, 2013, Calumet Specialty Products Partners, L.P. (the “Partnership”) and Calumet GP, LLC (the “General Partner”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC as joint book-running managers and representatives of the several underwriters named therein (collectively, the “Underwriters”), which provides for the issuance and sale by the Partnership, and purchase by the Underwriters, of 5,250,000 common units representing limited partner interests in the Partnership (the “Common Units”) relating to a public offering of such Common Units at $37.50 per Common Unit. The Underwriters were also granted a 30-day option to purchase up to 787,500 additional Common Units. The material terms of the offering of the Common Units are described in the prospectus supplement, dated March 26, 2013 (the “Prospectus Supplement”), as filed by the Partnership with the Securities and Exchange Commission (the “Commission”). The offer and sale of the Common Units are registered with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333-170390), and the closing with respect to the public offering of such Common Units is expected to occur on April 1, 2013, subject to customary closing conditions.

The Partnership intends to use the net proceeds from the Common Units offering, including a proportionate capital contribution from the General Partner, for general partnership purposes, including working capital, capital expenditures, acquisitions and potentially the redemption or repurchase of outstanding notes.

Certain of the Underwriters and their respective affiliates have provided, and may in the future provide, various financial advisory, sales and trading, commercial and investment banking and other financial and non-financial activities and services to the Partnership and its affiliates, for which they received or will receive customary fees and expenses. Affiliates of certain of the Underwriters are lenders under the Partnership’s revolving credit facility. The Partnership has also entered into, in the ordinary course of business, various derivative financial instrument transactions related to its crude oil and natural gas purchases and sales of finished fuel products with affiliates of certain of the Underwriters.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and certain affiliates, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 25, 2013, the Partnership issued a press release announcing the launch of the Common Units offering described in Item 1.01 of this Current Report on Form 8-K. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On March 26, 2013, the Partnership issued a press release announcing the pricing of the Common Units described in Item 1.01 of this Current Report on Form 8-K. A copy of this press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 26, 2013, by and among the Partnership, the General Partner and the Underwriters named therein, relating to the Common Units.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P., relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1 hereto).

99.1	Press Release, dated March 25, 2013, announcing the Common Units offering.

99.2	Press Release, dated March 26, 2013, announcing the pricing of the Common Units.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALITY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC,
its General Partner

Date: March 28, 2013	By:	/s/ R. Patrick Murray, II
		Name:	R. Patrick Murray, II
		Title:	Senior Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 26, 2013, by and among the Partnership, the General Partner and the Underwriters named therein, relating to the Common Units.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P., relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1 hereto).

99.1	Press Release, dated March 25, 2013, announcing the Common Units offering.

99.2	Press Release, dated March 26, 2013, announcing the pricing of the Common Units.

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